EXHIBIT 10.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT *(the "**Agreement**")* dated September 10, 2026.

BETWEEN:

VILLAGE FARMS INTERNATIONAL, INC.,
*(the "**Company**")*

AND:

HAMID SHEKARCHI
*(the "**Executive**")*

BACKGROUND FACTS:

A. The Company is incorporated under the laws of Ontario.

B. The Company and the Executive wish to enter into this Agreement setting out the terms and conditions of the Executive's employment with the Company; and

C. The Executive agrees that, once executed by him, this Agreement will replace and supersede any previous agreements with the Company or its predecessors or related entities, whether written or oral;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises, the mutual covenants and agreements set forth in this Agreement and other good and valuable consideration *(the receipt and sufficiency of which is hereby acknowledged by each of the parties)*, the parties hereby agree as follows:

1. COMMENCEMENT OF AGREEMENT

The Executive will commence employment with the Company on **September 10, 2026,** or an earlier date as mutually agreed upon by the Company and the Executive *(the "**Effective Date**")*. This Agreement becomes effective on the Effective Date.

2. POSITION AND DUTIES

(a) The Company will employ the Executive as Interim Chief Financial Officer *("**Interim CFO**")*, reporting to the Chief Executive Officer *("**CEO**")* of the Company. The Executive will be responsible for and perform the duties commensurate with the position of Interim Chief Financial Officer and any other duties as may be assigned by the Company to the Executive that reasonably relate to the Executive's position, including, without limitation, serving as an officer of, or member of any committee of, the Company and its subsidiaries, affiliates or divisions *(collectively, the "Related Companies")* as requested by the CEO and shall have such powers, duties and responsibilities as are provided from time to time or that may be assigned by the CEO consistent with such position(s). The Executive acknowledges and agrees that the Company may reasonably amend the Executive's duties, responsibilities, title and reporting arrangements from time to time without causing breach of this Agreement.

(b) The Executive will be employed at the Company's offices in Delta, British Columbia, or such other location(s) as directed by the Company. The Executive may also be expected to travel occasionally for business purposes, as required.

(c) The Executive acknowledges that the Executive will hold a position of utmost seniority, autonomy and trust with the Company, and will therefore be employed by the Company in a fiduciary capacity and will owe full fiduciary duties to the Company.

(d) The Executive agrees that the Executive's hours of work will vary and be irregular and will be those hours required to perform the duties and responsibilities of the Executive's position but, in any event, the Executive's employment shall be on a full-time basis.

(e) This Agreement will continue to apply in the event that the Executive is transferred or promoted to any other

position with the Company and notwithstanding any changes in the Executive's compensation, title, duties, reporting or other terms and conditions of employment.

3. **TERM**

This Agreement shall be for an indefinite term, which commences on the Effective Date and continues until the earlier of:

(a) the Executive's employment is terminated in accordance with sections 13 through 15 of this Agreement; or

(b) the date on which the Executive's application for U.S. work authorization is approved, at which time this Agreement and the Executive's employment hereunder shall automatically terminate without any obligation on the part of the Company to provide notice of termination and the Executive shall be offered new employment by the Company in the position of Interim Chief Financial Officer; or

(c) in the event the Executive's application for U.S. work authorization is denied (*the "Visa Denial Date"*), the Executive shall continue employment with the Company and perform the duties of Interim Chief Financial Officer during a transition period of up to twelve (12) months following the Visa Denial Date, as determined by the Company in its sole discretion (*the "Transition Period"*), to facilitate the training and transitioning of the Executive's duties to a replacement Chief Financial Officer. At the end of the Transition Period this Agreement and the Executive's employment hereunder shall terminate in accordance with section 13 of this Agreement, unless the Company offers and the Executive accepts continued employment in the position of Chief Financial Officer for the Canadian division or another mutually agreed upon position.

4. **SERVICE TO COMPANY**

At all times during the Executive's employment with the Company, the Executive will:

(a) faithfully and diligently serve the Company;

(b) act in, and promote, the best interests of the Company;

(c) not carry on or engage in any other business or occupation or become a director, officer, employee, independent contractor, or agent of, or hold a position or office with, any other company, organization, or person, without the prior written consent of the Company;

(d) not, without the Company's prior written consent, hold any office, acquire any property or enter into any contract, arrangement, understanding or transaction with any other person or entity that would in any way conflict or interfere with the Executive's duties or obligations under this Agreement or that would otherwise prevent the Executive from performing the Executive's obligations hereunder; and

(e) promptly, fully and frankly disclose to the Company in writing:

(i) the nature and extent of any personal interest the Executive has or may have, directly or indirectly, in any contract, arrangement, understanding or transaction or proposed contract, arrangement, understanding or transaction with the Company or any subsidiary or affiliate of the Company; and

(ii) every office the Executive may hold or acquire, and every property the Executive may possess or acquire, whereby directly or indirectly a duty or interest might be created in conflict with the interests of the Company or the Executive's duties and obligations under this Agreement;

and following such disclosure the Company may, in its sole discretion, determine that a conflict of interest exists and require the Executive to eliminate such conflict of interest.

(f) comply with all rules, regulations, policies and procedures of the Company as promulgated by the Company and amended from time to time; and

(g) comply with all laws pertaining to the Executive's employment with the Company.

5. **BASE SALARY**

The Executive's base salary will be **CAD $567,000** per annum *(the "**Base Salary**").* The Company will pay the

Executive's Base Salary in accordance with the Company's payroll practices, as may be amended from time to time.

6. Short Term Incentives

The Executive will be eligible to receive an annual discretionary incentive payment in **fiscal year 2027** *(the "Annual AIP Bonus")* pursuant to the terms and conditions of the Company's Annual AIP Bonus plan, as may be amended from time to time, based on a **target bonus opportunity of up to 50%** of the Executive's Base Salary. The Annual AIP Bonus is a discretionary bonus plan based on consideration of certain Company achievements, as determined by the Company in its sole discretion. The Annual AIP Bonus is not guaranteed and is not considered to be earned by the Executive until the date on which it becomes payable. In the event of the termination of the Executive's employment, the Executive's entitlement to Annual AIP Bonus will be governed by the terms and conditions of the current version of the plan.

7. Long Term Incentives

Share-Based Compensation Plan. The Executive will be eligible to participate in the Company's Amended and Restated Share-based Compensation Plan, as amended, or any similar successor equity compensation plan as may be in place from time to time *(the "Share-Based Compensation Plan")*. Awards under the Share-Based Compensation Plan are discretionary and can only be granted by the Company's Board of Directors or its Compensation Committee.

(a) On or as soon as practicable following the Effective Date, Executive will be eligible to receive **100,000 options** under the Share-Based Compensation Plan. The exercise price of the options will be equal to the fair market value of a Company common share on the date of grant. The option award will be subject to the terms and conditions established within the Share-Based Compensation Plan and a separate award agreement between the Executive and the Company that sets forth the terms of the award.

(b) The Executive will be eligible in **fiscal year 2027** to participate in the Company's Long-Term Incentive Plan *(the "LTIP")* based on a **target opportunity of up to 20%** of the Executive's Base Salary in accordance with the terms and conditions of the plan, as may be amended by the Company from time to time in its sole discretion. If the Executive's employment is terminated for any reason, the Executive's entitlements regarding LTIP will be governed by the terms and conditions of the current version of the plan.

(c) On or as soon as practicable following the Effective Date, subject to approval by Company's Board of Directors or its Compensation Committee and the terms and conditions of the Share-Based Compensation Plan and a separate award agreement, the Executive will be eligible to receive a **one-time additional grant with a target value equal to 20% of the Executive's Base Salary.** This one-time additional grant is incremental to, and will not replace or reduce, the grant with a target value equal to 10% of the Executive's base salary previously awarded to the Executive in July 2026. The form, grant date, vesting schedule, and all other terms of the additional grant will be determined in accordance with the Share-Based Compensation Plan and the applicable award agreement.

(d) The Company's recoupment policies *(the "VF Clawback Policy")* shall apply to all Short-Term Incentives, Long Term Incentives, bonuses and awards payable to the Executive under this Agreement.

8. Benefit Plans

(a) The Executive will be eligible to participate in the Company's health insurance benefits plans *(the "Benefit Plans")* and the Company's Registered Retirement Savings Plan *(the "RRSP Plan")* as shall be made available to its executives in Canada from time to time in its discretion, subject to the terms and conditions of the plan documents and the Executive's ability to qualify for such plans.

(b) The Executive acknowledges and agrees that the Company may amend or modify the Benefit Plans *(or any benefits provided pursuant to the Benefit Plans)* and the RRSP Plan at its sole discretion from time to time with or without notice and, for greater certainty, the foregoing shall not constitute a constructive dismissal. The Executive understands and agrees that the Company is not liable or responsible in the event that the Executive is denied coverage for any benefits – in such circumstances the Executive agrees that the Executive has no legal recourse against the Company.

(c) The Executive agrees that the Company may deduct the Executive's share of any benefit contributions in

accordance with the Benefit Plans from the Executive's pay in accordance with the Company's established payroll practices.

(d) The Executive will receive a cell phone stipend in the amount of **CAD $150.00 gross monthly.**

9. EXPENSES

The Executive will be reimbursed by the Company for all reasonable business expenses incurred in the course of the Executive's employment in accordance with Company policy. In order to be eligible for reimbursement for business expenses, the Executive must submit valid receipts at the time and in the form designated by the Company.

10. VACATION

The Executive is entitled to **four (4) weeks of paid vacation** per annum. This will be paid vacation through the Company continuing to provide the Executive with the Base Salary during the Executive's vacation. The Executive will take vacation at times approved by the Company. All vacation entitlement is accrued per pay period and must be taken by the Executive in the year it is earned, unless otherwise approved by the Company in its sole discretion.

11. NO OTHER COMPENSATION OR BENEFITS

The Executive expressly acknowledges and agrees that unless otherwise expressly agreed in writing by the Company subsequent to execution of this Agreement by the parties hereto, the Executive will not be entitled by reason of the Executive's employment by the Company to any remuneration, compensation or benefits other than as expressly set forth in this Agreement. The Executive further acknowledges that the compensation provided to the Executive in this Agreement represents compensation for all hours worked by the Executive in the performance of the Executive's duties for the Company.

12. TERMINATION BY THE EXECUTIVE

The Executive may resign at any time by giving the Company two (2) months' prior written notice of the effective date of such resignation *(the "**Resignation Effective Date**")*. In the event of a resignation, the Company will continue to pay the Executive his Base Salary, benefits, accrued vacation pay, and any other minimum entitlements which may be owing to the Executive pursuant to the British Columbia *Employment Standards Act (the "Act")*, up to and including the Resignation Effective Date, regardless of whether the Company directs the Executive to continue to attend work during this period. The Executive agrees to provide reasonable transition assistance to the Company as requested.

13. TERMINATION BY THE COMPANY WITHOUT CAUSE

(a) The Company may terminate the Executive's employment without cause by providing the Executive with twelve (12) months' notice of termination *(the "Notice Period")*, or pay in lieu of such notice, or a combination of notice and pay in lieu of notice, by either lump-sum payment or salary continuance, at the Company's sole discretion. The Notice Period is inclusive of any notice or pay in lieu of notice required under the Act.

(b) For any portion of the Notice Period exceeding the Executive's statutory notice, pay in lieu of notice will be calculated on the Executive's Base Salary only and any accrued entitlements, such as vacation, which may be owing under the Act.

(c) The Executive agrees that any payments and benefits made to the Executive under section 13(a) which exceed the Executive's entitlements under the Act are conditional on the Executive first executing a full and final release in favour of the Company and resigning from all offices and directorships as required.

(d) The payments and benefits contemplated by this section are inclusive of any and all entitlements that the Executive may have to notice of termination, pay in lieu of notice, or severance pursuant to statute, contract and common law.

14. TERMINATION UPON CHANGE OF CONTROL

(a) If, within twelve (12) months following a Change of Control, the Executive resigns for Good Reason, the Executive shall be entitled to the payments and benefit continuation contemplated by section 13 above, in accordance with the terms and conditions of that section.

For the purposes of this section, the ***"Change of Control"*** means:

(i) a sale or other disposition of all or substantially all of the property or assets of the Company, other than to an entity that is related to or affiliated with the Company; or

(ii) the merger or consolidation of the Company with or into any other corporation or entity, or the merger or consolidation of any other corporation or entity into or with the Company, in each case other than to a corporation or entity that is related to or affiliated with the Company, in which merger or consolidation those persons who are shareholders of the Company immediately prior to such merger or consolidation do not receive, as a result of such merger or consolidation, more than 50% in voting power of the outstanding shares of the surviving corporation; or

(iii) a change in composition of the Company's board of directors within any rolling six (6) month period such that there is a change in the identities and/or voting control of a majority of the individuals who are members of the board of directors.

For the purposes of this section, "Good Reason" means any of the following:

(i) a reduction in excess of 10% of the Executive's annual Base Salary;

(ii) a material breach by the Company of any material provision of this Agreement which is not rectified within ninety (90) days of the Executive providing written notice to the Company of such material breach; or

(iii) any other reason which would be considered to amount to a constructive dismissal at law.

15. TERMINATION FOR CAUSE

The Company may terminate the Executive's employment with the Company for just cause by providing the Executive with only those entitlements which may be required under the Act. For clarity, in the event that there is just cause to terminate the Executive's employment, the Executive shall not be entitled to the payments or benefits contemplated in Section 13 or to any common law notice of termination.

16. TERMINATION BY DEATH OF EXECUTIVE

This Agreement shall automatically terminate if the Executive dies during the Term of the Agreement. In that event, no compensation shall be owed by the Company to the Executive or to his estate other than accrued Base Salary up to the date of the Executive's death and any amounts that may be owing under the Act.

17. RETURN OF PROPERTY

Forthwith upon the termination of the Executive's employment with the Company for any reason whatsoever, or at any other time upon the request of the Company, the Executive will return to the Company and deliver to the Company all of the Company's property that is within the Executive's possession or control.

18. CONFIDENTIAL INFORMATION

In this Agreement, ***"Confidential Information"*** means any and all information in any form *(whether written, electronic, graphic or otherwise)* relating to the business, property, assets or operations of the Company or any of its related entities, parent or subsidiary companies, affiliates, licensors, licensees, customers, investors, joint venturers, distributors, suppliers, or persons who have supplied information on a confidential basis to the Company or its affiliates, including, without limitation, business opportunities *(including markets which have been investigated)*; trade secrets; intellectual property; methods, including production methods and techniques; models; passwords; financial information; product or proposed product information; prototypes; formulas; recipes; processes; marketing or business plans and strategies, forecasts, and pricing information; employee, licensor, licensee, customer, investor, joint venturer, distributor, and supplier information and

records; computer software programs; agreements and contracts; customer lists; customer contacts; the buying habits and special requirements of customers; the types of products purchased from the Company or its affiliates by customers; financial or business projections; and any information from which the Company or its affiliates derives economic value or the disclosure of which could cause harm to the Company or its affiliates. For the sake of clarity, the phrase *"Confidential Information"* is intended by the parties to be construed broadly and to encompass all information that has or could have commercial value to the Company or its affiliates. Notwithstanding the foregoing, ***"Confidential Information"*** will not include:

(a) information that is lawfully and generally available to the public other than as a result of disclosure, fault or negligence of the Executive;

(b) information the Executive can establish by written records was in the Executive's possession prior to the Executive's employment by the Company and was not subject to any obligation of confidentiality; and

(c) information the Executive can establish by written records was received without an obligation of confidentiality from a third party who did not acquire or hold such information under any obligation of confidentiality.

19. OBLIGATION OF CONFIDENTIALITY

(a) The Executive acknowledges and agrees that during the course of the Executive's employment with the Company the Executive will have access to, acquire and develop Confidential Information, and that the unauthorized use or disclosure of Confidential Information could have a material adverse effect on the financial, legal, commercial and competitive position and interests of the Company and its affiliates.

(b) During the Executive's employment with the Company and at all times thereafter the Executive will:

(i) maintain the strict confidentiality of all Confidential Information;

(ii) not use the Confidential Information or disclose the Confidential Information except during the Executive's employment with the Company and only as strictly required to carry out the Executive's duties and responsibilities for the Company and on a confidential basis, and for no other purpose and in no other manner; and

(iii) take all precautions necessary to prevent unauthorized access to or use, disclosure or reproduction of the Confidential Information.

(c) The Executive will, at the Company's direction during the Executive's employment, or upon the termination of the Executive's employment with the Company for any reason whatsoever, immediately return all Confidential Information in the Executive's possession or control, in whatever form, to the Company. Upon the termination of the Executive's employment with the Company for any reason the Executive will, if directed by the Company, permanently delete and destroy all Confidential Information and related records contained in the Executive's computers and computer systems and in any other electronic or IT systems of the Executive.

(d) Nothing in this paragraph will prevent the Executive's disclosure of Confidential Information that is required to be disclosed under applicable laws or legal process, provided that the Executive first gives the Company as much notice as is reasonably and lawfully possible in the circumstances before making any such disclosure and the Executive reasonably cooperates with the Company to obtain a protective order or other means of limiting the disclosure or use of the Confidential Information.

20. INTELLECTUAL PROPERTY

For the purpose of this Agreement, ***"Intellectual Property"*** includes any and all products, materials, information, programs, designs, artwork, data, correspondence, discoveries, concepts, software, know-how, inventions, methods, trademarks, trade names, plans, training and marketing materials, strategies, trade secrets, improvements, modifications, derivative works, ideas, developments, and other intellectual property, whether or not they may be patented, copyrighted, trademarked or otherwise protected, which are disclosed to, made, developed, conceived, contributed to or worked upon by the Executive in connection with or arising from the Executive's duties or otherwise in the course of the Executive's employment by the Company, including without limitation, any materials and inventions: (i) that have been substantially facilitated by the use of the Company's intellectual property or resources, or (ii) the idea for which was gained during the

Executive's employment with the Company.

The Executive agrees as follows:

(a) the Company is the exclusive owner of all rights, title and interest in and to the Intellectual Property, including without limitation, all copyrights, patent rights, trade-marks, trade names, industrial designs, trade secrets and other intellectual property rights in and to all the Intellectual Property;

(b) for greater certainty, and to the extent that the Intellectual Property is not already owned by the Company pursuant to the preceding subsection or otherwise, the Executive hereby irrevocably and unconditionally assigns to the Company or its nominee all right, title and interest throughout the world that the Executive may have in any Intellectual Property, including without limitation, all copyrights, patent rights, trade-marks, trade names, industrial designs, trade secrets and other intellectual property in and to all the Intellectual Property, effective at the time each is created;

(c) if the Executive has any rights to the Intellectual Property that cannot be assigned to the Company, the Executive unconditionally and irrevocably waives the enforcement of such rights, and all claims and causes of action of any kind against the Company with respect to such rights, and agrees, at the Company's request and expense, to consent to and join in any action to enforce such rights. Without limiting the generality of the foregoing, the Executive hereby unconditionally waives any and all moral rights that the Executive may have in the Intellectual Property, including the right to the integrity of the work, the right to be associated with the work or identified as its author, the right to restrain or claim damages for any distortion, mutilation or other modification of them, and the right to restrain their use or reproduction in any context or in connection with any product, service, cause or institution;

(d) to the extent that a formal transfer or assignment of any rights of the Executive in any of the Intellectual Property is required, or the consent of the Executive to the registration of any right in any Intellectual Property is required, the Executive will execute and deliver or, as applicable, will cause to be so executed and delivered, any further assignments, documentation and other instruments as may be reasonably required by the Company to effect the transfer, assignment or registration; and

(e) notwithstanding anything in this Agreement to the contrary if, due to the Executive's unavailability, mental or physical incapacity, or for any other reason, the Company is unable to secure the Executive's signature on any assignment agreement, patent application or any other document, application or other instrument contemplated by this paragraph, including without limitation any document required in order to apply for or to pursue any application for any Canadian, United States or foreign patent or copyright registrations covering any Intellectual Property assigned to the Company as per this Agreement, the Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Executive's agent in fact, to act for and on the Executive's behalf and stead to execute and, as necessary, file any such agreements, applications, instruments or other documents, and to do all other lawfully permitted acts to further the prosecution and issuance of patents and copyright registrations thereon with the same legal force and effect as if executed by the Executive.

21. RESTRICTIVE COVENANTS

(a) The Executive acknowledges and agrees that due to the nature of the Executive's position, the broad range of Confidential Information to which the Executive will have access to, and because the use of, or even the appearance of the use of, the Confidential Information in certain circumstances may cause irreparable damage to the Company and its reputation, or to investors or customers of the Company, it is necessary for the Company and the Executive to enter into certain post-employment restrictions.

(b) The Executive covenants and agrees that for a period of six (6) months from the date that the Executive's employment with the Company ends for any reason whatsoever, the Executive will not *(except with the prior express written consent of the Company)*, directly or indirectly, engage in, be employed by, perform services for, or participate in the ownership or operation of, any Competitive Business, in: (i) any operational or similar capacity through which the Executive would perform services *(in any manner)* that are the same or similar to the duties performed by the Executive as Interim CFO; or (ii) any capacity through which the Executive would perform services *(in any manner)* that are the same or similar to any duties performed by the Executive as

Interim CFO relating to the growth, cultivation, extraction, production, sale, and/or distribution of cannabis for medical or non-medical purposes. For purposes hereof, the Company and the Executive agree that "***Competitive Business***" means: any business carried on in Canada *(other than the business of the Company)* that grows, cultivates, extracts, produces, sells, and/or distributes cannabis for medical or non-medical purposes.

(c) The Executive covenants and agrees that for a period of twelve (12) months from the date that the Executive's employment with the Company ends for any reason whatsoever, the Executive will not *(except with the prior express written consent of the Company)*, directly or indirectly:

(i) solicit any person or entity who is a customer of the Company that the Executive dealt with in the course of discharging the Executive's duties and responsibilities on behalf of the Company during the one (1) year period prior to the end of the Executive's employment with the Company for or in connection with any purpose involving growing, cultivating, extracting, producing, selling and/or distributing cannabis for medical or non-medical purposes;

(ii) solicit any person or entity who is a customer of the Company that the Executive dealt with in the course of discharging the Executive's duties and responsibilities on behalf of the Company during the one (1) year period prior to the end of the Executive's employment with the Company for the purpose of inducing that person or entity to reduce or terminate the person's or entity's level of business with the Company; or

(iii) seek to recruit or solicit any employee of the Company to leave their employment with the Company.

22. NON-DISPARAGEMENT

During the Executive's employment with the Company and after the termination of the Executive's employment with the Company for any reason whatsoever, the Executive agrees that, except as may be required by law, the Executive will not take any action or make any statement or disclosure, written or oral, that is intended or reasonably likely to disparage the Company or its affiliates or related companies, including any parent or subsidiary companies, or any of their past or present employees, officers or directors.

23. REMEDIES

The Executive acknowledges and agrees that any breach or threatened breach of paragraphs 17 through 21 inclusive of this Agreement would cause or result in irreparable harm, loss and damages to the Company for which the Company could not be adequately compensated by the Company's recovery of monetary damages, and that in the event of a breach or threatened breach of any of such paragraphs, the Company will have the right to seek an injunction, specific performance or other equitable relief or other relief, including an accounting of all the Executive's profits or benefits arising out of any such breach, and the Executive waives all defenses to the strict enforcement of this Agreement. It is further acknowledged and agreed that the remedies of the Company specified in this paragraph are in addition to, and not in substitution for, any rights or remedies of the Company at law or in equity and that all such rights and remedies are cumulative and not alternative and that the Company may have recourse to any one or more of its available rights or remedies as it shall see fit. The Executive acknowledges that paragraphs 17 through 21 of this Agreement shall survive the termination of the Executive's employment for any reason whatsoever.

24. NOTIFICATION TO FUTURE EMPLOYERS

The Executive agrees that the Executive will inform the Executive's prospective or subsequent employers or principals *(the "**Future Employers**")* of the terms and conditions of this Agreement or any other policy or agreement between the Executive and the Company that may be in effect at, or survive, the termination of the Executive's employment *(the "**Surviving Obligations**")*. If the Executive fails to satisfy the Company that the Executive has complied with the Executive's disclosure obligations under this provision, the Executive agrees that the Company may, at its discretion, contact any Future Employer and inform them of the Surviving Obligations.

25. WARRANTY BY EXECUTIVE

The Executive represents and warrants that the Executive is not a party to any agreement or otherwise bound by any duty to another person or entity, that may restrict the Executive's ability to enter into this Agreement or perform the duties and

responsibilities contemplated by this Agreement. The Executive further agrees that in the performance of the duties and responsibilities contemplated by this Agreement the Executive will not disclose or use any confidential or proprietary information belonging to any prior employer or other persons or entities.

26. INDEMNITY

The Company agrees, to the extent permitted by law, to indemnify and save the Executive harmless from and against any and all costs, charges, expenses, fees, damages or liabilities *(including legal or other professional fees and any amount paid to settle an action or satisfy a judgment)* which the Executive may reasonably suffer, sustain, incur or be required to pay arising out of or incurred in respect of any action, suit, proceeding, investigation or claim which may be brought, commenced, made, prosecuted or threatened against the Executive howsoever arising and whether arising in law, equity or under statute, regulation or governmental ordinance of any jurisdiction, for or in respect of any act, deed, matter or thing done, made, permitted or omitted by the Executive arising out of, or in connection with the exercise by the Executive of the Executive's powers or the performance of the Executive's duties as an Executive of the Company provided that the indemnity provided for herein will not be available to the extent that in so acting the Executive:

(i) was not acting honestly and in good faith with a view to the best interests of the Company; or

(ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, did not have reasonable grounds for believing that his conduct was lawful.

27. GOVERNING LAW

This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

28. MINIMUM STANDARDS

If any provision of this Agreement provides for a lesser benefit to the Executive than the minimum standards contained in any applicable legislation, the minimum standard contained in any such legislation will prevail and be deemed to apply to the extent of the inconsistency.

29. ENTIRE AGREEMENT

The terms and conditions of this Agreement are in addition to, and not in substitution for, the obligations, duties and responsibilities imposed by law on Executives of corporations generally, and the Executive agrees to comply with such obligations, duties and responsibilities. Subject to the foregoing, this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement supersedes and replaces all prior written and oral agreements, offer letters, and representations made by either party, and all such agreements, offer letters, and representations are hereby cancelled and of no further force and effect, and both parties renounce any reliance on them. This Agreement may only be varied by further written agreement signed by the Executive and the Company.

30. AFFILIATES

The parties agree that for the purposes of this Agreement, ***"affiliate"*** means when used with respect to the Company, another person that either directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Company. For purposes of this definition, ***"control"*** means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of equity, voting or other interests, as trustee or executor, by contract or otherwise.

31. FURTHER ASSURANCES

The parties will execute and deliver to each other such further instruments and assurances and do such further acts as may be required to give effect to this Agreement.

32. SURVIVING OBLIGATIONS

The termination of the Executive's employment with the Company for any reason whatsoever will not prejudice the rights and obligations of the parties under this Agreement.

33. CURRENCY, DEDUCTIONS AND WITHHOLDINGS

All payments by the Company to the Executive under this Agreement will be made in Canadian funds and will be subject to all required statutory deductions and withholdings.

34. ASSIGNMENT

The Executive agrees that this Agreement may be assigned by the Company. In the event of an assignment, the references to the *"Company"* shall be read to refer to the assignee. The Executive shall not be entitled to any payment or other consideration or to any advance notice of any such assignment and, for greater certainty, such assignment shall not constitute a constructive dismissal. The Executive may not assign or delegate the Executive's obligations under this Agreement.

35. SEVERABILITY

If any provision of this Agreement or any part thereof will for any reason be held to be invalid or unenforceable in any respect, then such invalid or unenforceable provision or part will be severable and severed from this Agreement and the other provisions of this Agreement will remain in effect and be construed as if such invalid or unenforceable provision or part had never been contained herein.

36. WAIVER

Any waiver of any breach or default under this Agreement will only be effective if in writing signed by the party against whom the waiver is sought to be enforced, and no waiver will be implied by any other act or conduct or by any indulgence, delay or omission. Any waiver will only apply to the specific matter waived and only in the specific instance in which it is waived.

37. COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Electronic and pdf copies of signed signature pages shall be binding originals.

38. INDEPENDENT LEGAL ADVICE

The Executive hereby acknowledges and confirms having the full opportunity to seek independent legal advice prior to signing this Agreement, and further acknowledges that the Executive has read, understood, and agreed to be bound by all of the terms and conditions contained herein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the parties have entered into this Agreement as of the day and year first above written.

VILLAGE FARMS INTERNATIONAL, INC.,

Per: ______________________

Michael DeGiglio
President and Chief Executive Officer
Village Farms International, Inc.

Signed by:
2C19A8DBC154403...

____

HAMID SHEKARCHI